Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

FIRST AMENDMENT TO
SERVICE LEVEL AGREEMENT

This First Amendment to the Service Level Agreement (the “First Amendment”) is entered into as of May 26, 2016,

By and between

Inside Secure, a French société anonyme, registered with the Trade and Companies Register of Aix-en-Provence under number 399 275 395, having a principal place of business at Arteparc de Bachasson – Bât A, Rue de la Carriore de Bachasson, CS 70025, 13590 Meyreuil, France (“Customer”),

On the one hand

And

Presto Engineering Inc. a Delaware company with its principal place of business located at 109 Bonaventura Drive, San Jose CA 95134, USA,

and Presto Engineering HVM, a French société par actions simplifiée a associé unique, registered with the Trade and Companies Register of Aix-en-Provence under number 811 737 113, with a share capital of 1 euro, having a principal place of business at Arteparc de Bachasson – Bât A, Rue de la Carriére de Bachasson, CS 70025, 13590 Meyreuil, France, (Presto Engineering Inc. and Presto Engineering HVM shall hereafter be collectively referred to as “Service Provider”).

Customer and Service Provider shall be known individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Customer and Service Provider entered into the Service Level Agreement effective as of June 30, 2015 (the “Service Level Agreement”), whereby Service Provider has agreed to provide Customer with Services for new products introductions and Services for supply chain management; and

WHEREAS, Customer is about to enter into an agreement (the “[***] Final Agreement”) with [***], a Swiss corporation with its principal place of business located in [***], whereby, among other things, Customer agrees to transfer certain assets to [***] and to grant [***] a license for the production at the authorized foundry, testing, support, use (including by [***] customers), sale and distribution of three products, as described in Exhibit 1 hereto (the “[***] Transferred Products”) by or for [***]; and

WHEREAS, one of the conditions precedent to the [***] Final Agreement entering into effect is the conclusion of an appropriate arrangement between Customer and Service Provider whereby the fees for the processing of the [***] Transferred Products by Service Provider are deducted from Customer’s purchase commitment to Service Provider pursuant to the Service Level Agreement; and

WHEREAS, in view of the foregoing, Customer and Service Provider desire to amend the Service Level Agreement as set forth below.

NOW THEREFORE, in consideration of the mutual promises herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.                  Definitions. Any capitalized terms used in this First Amendment which are not otherwise defined herein are as defused in the Service Level Agreement.

2.                  Supply Chain Management Services. The first paragraph under “Supply Chain Management (SCM)” of Schedule I (Services and Deliverables) is hereby modified and reinstated as follows:

“This process applies to products released through the NPI process described above and to products which were already Qualified prior to the Closing Date, other than the [***] Transferred Products.”

3.                  Service fees. In consideration of the reduction of the scope to the SCM Services, the pricing table under “Actual pricing per quarter” set out in the “Initial Period” section of Schedule 2 of the Service Level Agreement, is hereby modified and replaced as follows:

		NPI	SCM
[***]	[***]	$ [***]	$ [***]
	[***]	$ [***]	$ [***]
	[***]	$ [***]	$ [***]
	[***]	$ [***]	$ [***]
[***]	[***]	$ [***]	$ [***]
	[***]	$ [***]	$ [***]
	[***]	$ [***]	$ [***]
	[***]	$ [***]	$ [***]
[***]	[***]	$ [***]	$ [***]
	[***]	$ [***]	$ [***]
	[***]	$ [***]	$ [***]
	[***]	$ [***]	$ [***]

As set out in the pricing table above, the fees reduction only applies to SCM Services as from [***] of [***] ([***] starting on [***]). Service Provider hereby covenants and agrees that the fees for SCM Services payable by Customer to Service Provider for [***] of [***] I shall include SCM Services for all the [***] Transferred Products. Therefore, Service Provider covenants and agrees that it shall not charge [***] (or its designated affiliate) any additional fees for any SCM Services performed for [***] (or its designated affiliate) until [***]. As from [***], Service Provider will charge [***] (or its designated affiliate) for all SCM Services relating to the [***] Transferred Products, including with respect to any deliveries of the same that have been originally commissioned by Customer.

4.                  Invoicing. For the avoidance of doubt and as a complement to Article 9.2 of Service Level Agreement, the Parties have decided to specify that Presto Engineering Inc. will issue its invoices of [***] Services fees [***] in advance in consideration of the Services provided by Presto Engineering Inc. and by Presto Engineering HVM, acting in the name of Presto Engineering Inc.

5.                  Effective Date. The effectiveness of this First Amendment is contingent upon the closing of the Final Agreement between Customer and [***].

6.                  Validity and Effect of First Amendment. Except as expressly modified by this First Amendment, the Service Level Agreement shall remain in full force and effect in accordance with its terms. To the extent that there are any inconsistencies or ambiguities between this First Amendment and the Service Level Agreement, the terms of this First Amendment shall supersede.

7.                  Joint and Several Liability. Presto Engineering Inc. and Presto Engineering HVM will be jointly and severally liable to Customer for the performance of the Service Level Agreement, as amended hereby, and for any obligations, warranties, indemnifications and liabilities that may arise in connection with the Service Level Agreement, as amended.

8.                  Law and Jurisdiction. This Agreement is governed by, and shall be construed in accordance with French laws, without regard to any conflicts of laws provisions. If the Parties have not resolved a dispute by finding a settlement agreement, the courts of Paris shall have exclusive jurisdiction to settle the dispute and to hear and decide any suit, action or proceedings relating to the dispute. For these purposes, each Party irrevocably submits to the exclusive jurisdiction of the Paris Commercial Court, regardless of where the Service is performed or the domicile of the defendant. The Parties expressly agree that this Article also applies in case of multiple defendants or appeals.

9.                  Counterparts. This First Amendment is issued in three (3) original counterparts.

IN WITNESS WHEREOF, the Parties hereto have caused this First Amendment to be executed by their duly authorized representatives.

Inside Secure		Presto Engineering Inc.

By:	/s/ Pascal Didier	By:	/s/ Michel Villemain
Name:	Pascal Didier	Name:	Michel Villemain
Title:	GM & Corp. Secretary	Title:	CEO
Date:	May 26, 2016	Date:	May 26, 2016

Presto Engineering HVM

By:	/s/ Michel Villemain
Name:	Michel Villemain
Title:	President
Date:	May 26, 2016